UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 30, 2010
POPULAR, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Munoz Rivera Avenue
Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip Code)
(787) 765-9800
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Fourth Amendment to the Agreement and Plan of Merger
In connection with the transaction described in Item 8.01 below, on September 30, 2010, Popular, Inc. (“Popular”), its wholly-owned subsidiary EVERTEC, Inc. (“EVERTEC”), and two recently formed subsidiaries of a fund managed by an affiliate of Apollo Management VII, L.P. (“Apollo”), AP Carib Holdings, Ltd. (“AP Carib”) and Carib Acquisition, Inc. (“Merger Sub”), entered into the Fourth Amendment, dated as of September 30, 2010 (the “Fourth Amendment”), to the Agreement and Plan of Merger, dated as of June 30, 2010, as amended on August 5, 2010, August 8, 2010 and September 15, 2010 (the “Merger Agreement” and, as further amended by the Fourth Amendment, the “Amended Merger Agreement”), among Popular, EVERTEC, AP Carib and Merger Sub.
Pursuant to the Fourth Amendment, Popular has agreed to, among other things, indemnify EVERTEC, in certain circumstances, for certain tax attributes under Puerto Rican law related to certain intellectual property sold to EVERTEC. Popular has also agreed to use its best efforts to obtain certain third-party consents relating to certain intellectual property agreements or, alternatively, to provide equivalent rights and benefits to EVERTEC to substitute for such intellectual property agreements. Additionally, Popular has agreed, in certain circumstances, to indemnify EVERTEC for certain losses and lost profits relating to such intellectual property and the intellectual property rights related thereto.
The Merger Agreement had been previously amended by the First Amendment (the “First Amendment”), dated August 5, 2010, to the Merger Agreement, the Second Amendment (the “Second Amendment”), dated August 8, 2010, to the Merger Agreement (which superseded the First Amendment) and the Third Amendment (“Third Amendment”) dated September 15, 2010, to the Merger Agreement.
The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as an exhibit hereto and is fully incorporated herein by reference.
Stockholder Agreement
In connection with the transaction described in Item 8.01 below, on September 30, 2010, a Stockholder Agreement was entered into among Carib Holdings, Inc. (“Holdings”), Popular and AP Carib (the “Stockholder Agreement”) that will govern the corporate governance and operation of Holdings, a company to which each of AP Carib and Popular contributed their respective shares of EVERTEC capital stock immediately following the effective time of the Merger in exchange for 51 percent and 49 percent, respectively, of the voting capital stock of Holdings. Pursuant to the Stockholder Agreement, the nine member board of directors of Holdings will initially be comprised of five directors named by AP Carib, three directors named by Popular and the CEO of Holdings. EVERTEC’s board of directors is comprised of the same members as the board of directors of Holdings. Each of Apollo and Popular will have limited pre-emptive rights and is restricted from selling its interests in Holdings as described in the Stockholder Agreement.
The foregoing description of the Stockholder Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as an exhibit hereto and is fully incorporated herein by reference.
Amended and Restated Master Service Agreement
In connection with the transaction described in Item 8.01 below, on September 30, 2010, Popular, Banco Popular de Puerto Rico (“BPPR”) and EVERTEC entered into the Amended and Restated Master Services Agreement (the “MSA”) and related letter agreement (the “Letter Agreement”), pursuant to which EVERTEC will provide various processing and information technology services to Popular, BPPR and their respective subsidiaries. The MSA provides for a fifteen year term commencing on September 30, 2010 (subject to an option of EVERTEC to extend such term by an additional three years upon a change of control of Popular or BPPR). After the initial term, the MSA renews automatically for successive three year periods, unless a party gives written notice to the other parties not less than one year prior to the relevant renewal date. The MSA provides for termination by a party (i) for the other party’s breach of the agreement that results in a material adverse effect on the terminating party that continues for more than 90 days, (ii) for a failure by the other party to pay any properly submitted invoice for a material amount in the aggregate that is undisputed for a period of more than 60 days, or (iii) for a prohibited assignment of the MSA by the other party. The MSA also includes a requirement that if BPPR or any of its subsidiaries transfers 50% or more of BPPR’s consolidated assets in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands (the “Region”), or assets that generate 50% or more of BPPR’s consolidated revenues in the Region for the full twelve month period ending at the time of transfer, then BPPR shall assign all of its rights, duties and obligations under the MSA to such transferee.
Pursuant to the Letter Agreement, if certain third-party consents are not obtained within 90 days of the closing date, Popular has agreed to use its best efforts to provide EVERTEC with alternative arrangements with respect to certain intellectual property required to provide certain services under the MSA. For a period of time not to exceed the first 5 years of the term of the MSA, if EVERTEC is unable to provide such services to Popular or its subsidiaries because of restrictions on the use of such intellectual property related to such services, Popular and its subsidiaries will continue to pay EVERTEC the fees which would otherwise be payable for such services (net of any related cost savings for EVERTEC).
The foregoing description of the MSA is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as an exhibit hereto and is fully incorporated herein by reference.
Technology Agreement
On September 30, 2010, Popular and EVERTEC entered into the Technology Agreement (the “Technology Agreement”), pursuant to which EVERTEC will deposit certain proprietary software, technology and other assets into escrow within ninety days of September 30, 2010, and thereafter on a semi-annual basis during the term of the MSA and the term of any transition period under the MSA. As specified in the Technology Agreement, Popular has the right and option, upon the occurrence of certain release events, to obtain the release of part, and upon the occurrence of other release events, all of the materials deposited into escrow. Upon the occurrence of any release event, Popular also has the option to elect to exercise its rights under a license granted by EVERTEC to Popular to use and otherwise exploit all or any part of the released materials for the term (perpetual or term-limited) specified by Popular.
The foregoing description of the Technology Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as an exhibit hereto and is fully incorporated herein by reference.
Amended and Restated Independent Sales Organization Sponsorship and Service Agreement
On September 30, 2010, BPPR and EVERTEC entered into the Amended and Restated Independent Sales Organization Sponsorship and Service Agreement (the “ISO Agreement”) pursuant to which BPPR will sponsor EVERTEC as an independent sales organization with respect to certain credit card associations and EVERTEC will accept certain responsibilities as an independent sales organization. The term of the ISO Agreement will continue until December 31, 2025 and thereafter will be automatically renewed for successive three year periods unless written notice of non-renewal is given at least one year in advance by either party.
Pursuant to the ISO Agreement, BPPR has agreed to exclusively refer to EVERTEC any merchant that inquires about, requests or otherwise evidences interest in the payment and transaction processing services provided by EVERTEC under the ISO Agreement (“Merchant Services”). BPPR will receive a referral fee for each merchant referred that subsequently agrees to receive Merchant Services from EVERTEC. EVERTEC has also agreed under the ISO Agreement to refer to BPPR any merchant doing business in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands that inquires about, requests or otherwise evidences interest in banking services or products.
During the term of the ISO Agreement and for one year following the termination of the ISO Agreement for any reason, BPPR may not and may not cause any independent sales organization sponsored by BPPR to solicit any merchant receiving Merchant Services from EVERTEC to receive such services instead from another independent sales organization. This non-solicitation restriction does not apply, however, to (i) any banking customer of BPPR to which EVERTEC is unable or unwilling to provide Merchant Services and (ii) to any merchant with respect to the solicitation by BPPR to provide banking services and products.

Pursuant to the ISO Agreement, BPPR is the acquiring member with respect to the credit card associations covered by the ISO Agreement for anyone in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands agreeing to receive Merchant Services from EVERTEC. If BPPR cannot or will not act as the acquiring member for any particular merchant, EVERTEC is permitted to enter into an agreement with another financial institution to act as the acquiring member for such merchant under certain circumstances.
BPPR has also agreed under the ISO Agreement not to sponsor any independent sales organization, other than EVERTEC, to operate in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands under any credit card associations covered by the ISO Agreement or any other card schemes. If EVERTEC cannot or will not act as an independent sales organization for any particular card association or scheme, BPPR may sponsor another person as an independent sales organization for that card association or scheme.
Amended and Restated ATH Network Participation Agreement
On September 30, 2010, BPPR and EVERTEC entered into the Amended and Restated ATH Network Participation Agreement (the “ATH Network Participation Agreement”) pursuant to which EVERTEC (i) gave BPPR access to the ATH network owned and operated by EVERTEC by providing various services (the “ATH Network Services”), including by connecting BPPR’s ATMs to the ATH network, monitoring BPPR’s ATMs, agreeing to forward transactions from connected terminals to the participant of the ATH network and settling transactions among ATH network participants from all point-of-sale and ATM terminals on a daily basis and (ii) granted to BPPR, a non-exclusive, non-transferable, limited, royalty free license to use the ATH logo and the ATH word mark and any other trademarks or service marks used by EVERTEC in connection with the ATH network (collectively, the “ATH Mark”) within the United States territories, the Commonwealth of Puerto Rico, and any other country where the ATH Mark is registered or subject to registration. The ATH Network Participation Agreement provides for a 15 year term commencing upon the closing of the Merger (subject to an option of EVERTEC to extend such term by an additional three years upon a change of control of BPPR). After the initial term, the ATH Network Participation Agreement will renew automatically for successive one year periods, unless a party gives written notice to the other parties not less than 1 year prior to the relevant renewal date. The ATH Network Participation Agreement provides for termination (i) by EVERTEC if BPPR commits a material breach, which includes, but is not limited to (a) any activities or actions of BPPR which reflect adversely on the business reputation of EVERTEC, any participant in the ATH network or the ATH Network or (b) any breach of the license described above, (ii) by BPPR, if EVERTEC commits a breach or series of breaches that results in a material adverse effect on BPPR or (iii) by either party (a) for a failure by the other party to pay any properly submitted invoice for a material amount in the aggregate that is undisputed for a period of more than 60 days, or (b) for a prohibited assignment of the ATH Network Participation Agreement by the other party.
In addition, BPPR has agreed to grant EVERTEC a right of first refusal with respect to any development, maintenance or other technology project related to the ATH Network Services and will agree to exclusively use EVERTEC to provide the ATH Network Services throughout the term of the ATH Network Participation Agreement.
ATH Support Agreement
On September 30, 2010, BPPR and EVERTEC entered into the ATH Support Agreement (the “ATH Support Agreement”) pursuant to which BPPR has agreed to support the ATH brand by (i) supporting, promoting and marketing the ATH network and brand and debit cards bearing the symbol of the ATH network, either exclusively or with the symbol of another credit card association, (ii) issuing in each successive twelve month period at least a set minimum number of debit cards exclusively bearing the symbol of the ATH network (“ATH Debit Cards”). BPPR is not responsible for any failure to issue at least the required minimum number of ATH Debit Cards under the ATH Support Agreement during any twelve month period if as a result of factors outside BPPR’s control there is a change in demand for debit cards (including a reduction in the demand for ATH Debit Cards ), an increase in demand for debit cards bearing the symbol of the ATH network and the symbol of another credit card association (“Dual Branded Debit Cards”) or the development of new payment technologies in the market that result in a decrease in demand for debit cards (including a reduction in demand for ATH Debit Cards). BPPR has also agreed not to, and will not create incentives for its or its affiliates personnel to, promote, support or market (i) debit cards other than ATH Debit Cards or Dual Branded Debit Cards or (ii) credit cards in a manner targeted to negatively impact the issuance of ATH Debit Cards and Dual Branded Debit Cards. The ATH Support Agreement will terminate upon the earlier of 15 years after the date of the closing of the Merger or the termination of the MSA.
BPPR has agreed that, during the term of the ATH Support Agreement, it may not directly or indirectly enter into any agreement with another card association to issue Dual Branded Debit Cards without EVERTEC’s prior written consent. Under the ATH Support Agreement, if BPPR desires to enter into such an agreement, it will consult with EVERTEC and provide documentation and other support requested by EVERTEC to demonstrate that BPPR’s entry into the agreement will have a direct economic benefit to EVERTEC. EVERTEC will then be required to make a good faith determination based on such documentation and support whether to consent to BPPR’s entry into the agreement.

Item 8.01.	Other Events.
The Merger
As previously announced, on June 30, 2010, Popular entered into the Merger Agreement among Popular, EVERTEC, AP Carib and Merger Sub. On September 30, 2010, the parties to the Amended Merger Agreement consummated the merger of Merger Sub with and into EVERTEC (the “Merger”). Pursuant to the Amended Merger Agreement, Popular indirectly retained a 49 percent interest in EVERTEC. The new joint venture is valued at approximately $868 million and the Merger is expected to result in a net gain after taxes for Popular of approximately $570 million.
As part of the Merger, Popular entered into certain ancillary agreements, including the MSA, the Stockholder Agreement, the Technology Agreement, the ISO Agreement, the ATH Network Participation Agreement and the ATH Support Agreement in each case pursuant to a covenant in the Amended Merger Agreement to enter into such agreements as of the closing of the Merger. Additionally, in connection with the Merger, on September 30, 2010, EVERTEC issued 11% senior notes due 2018 with a principal amount of $220 million and entered into a credit agreement, dated as of September 30, 2010, among Carib Holdings, EVERTEC, and Bank of America, N.A., as administrative agent and collateral agent providing EVERTEC with senior secured credit facilities consisting of a six year $355 million term loan facility and a five year $50 million revolving credit facility.
Intellectual Property Purchase and Sale Agreement
On September 30, 2010, immediately following the Merger, Popular and EVERTEC consummated the sale of intellectual property contemplated by the Intellectual Property Purchase and Sale Agreement, dated as of June 30, 2010, pursuant to which Popular and certain of its subsidiaries sold to EVERTEC certain intellectual property, including the trademarks relating to the ATH brand, in exchange for $45 million.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 2.1	Fourth Amendment to the Agreement and Plan of Merger, dated as of September 30, 2010, among Popular, Inc., EVERTEC, Inc., AP Carib Holdings, Ltd. and Carib Acquisition, Inc.

Exhibit 99.2	Stockholder Agreement, dated as of September 30, 2010, among Carib Holdings, Inc., and each of the holders of Carib Holdings, Inc.

Exhibit 99.3	Amended and Restated Master Services Agreement, dated as of September 30, 2010, among Popular, Banco Popular de Puerto Rico and EVERTEC

Exhibit 99.4	Technology Agreement, dated as of September 30, 2010, between Popular, Inc. and EVERTEC, Inc.

Exhibit 99.5	Press Release dated September 30, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POPULAR, INC.
By:	/s/ Ileana González
	Name:	Ileana González
	Title:	Senior Vice President and Comptroller

Dated: October 6, 2010